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                                                                EXHIBIT 4(d)

                      INSTRUMENT OF ADOPTION FOR
                    ThE STANDARD PRODUCTS COMPANY
          COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


        The below-named Employer hereby adopts, subject to the approval of The Standard Products Company (the "Company"), The Standard Products Company Collectively Bargained Savings and Retirement Plan (the "Basic Plan Document"), establishing an employee retirement plan (the "Plan"). The Employer accepts and hereby incorporates by reference the Basic Plan Document, including such provisions relating to the establishment of a trust with respect to the Plan, with certain specifications identified below in accordance with the terms of the Basic Plan Document. The Employer also hereby adopts, accepts and incorporates by reference, subject to the approval of the Company, any Trust Agreement entered into by the Company under Article 9 of this Plan establishing a trust subject to which the assets of this Plan and the assets of all other plans established through any Employer's adoption of the Basic Plan
Document shall be held.

1.     EMPLOYER.
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       Name: The Standard Products Company                                 .
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       Address: 2401 South Gulley Road, Dearborn, MI 48124       .
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       Employer Identification Number: 34-0549970.
                                      ------------
       Plan Number: 016 .
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2.     NAME OF PLAN. The name of this Plan shall be The Standard Products
                                                    ---------------------
       Company (Campbell Plastics Division) IUE - AFL-CIO, Local #318
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       Collectively Bargained Sayings and Retirement Plan
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3.     EFFECTIVE DATE OF PLAN. This Plan shall be effective as of
       June 1, 1995   .
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4.     COVERED EMPLOYEES. Employees covered under this Plan include
       (include the collective bargaining agreement making this Plan applicable to such covered employees): those persons covered by the collective
                                   ----------------------------------------
       bargaining agreement between the International Union of Electronic,
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       Electrical, Salaried, Machine and Furniture Workers, AFL-CIO,
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       IUE-AFL-CIO Local 318 and the Employer (the "CBA") and employed by
       --------------------------------------------------------------------
       the Employer at its Campbell Plastics Division.
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5.     AGE AND SERVICE REQUIREMENTS.
       ----------------------------

       a. An Employee who is an Employee under the Plan as of this Plan's Effective Date shall be eligible to participate under this Plan after meeting the following age and service requirements:

             Age Requirement:
             ----------------

             [X]   There is no minimum age requirement under this Plan.

             [ ] An Employee shall be eligible to participate under this Plan after attaining the age of _______.

             Service Requirement:
             --------------------

             [ ]   There is no minimum service requirement under this Plan.

             [X] An Employee shall be eligible to participate under this Plan following the completion of one Year of Service
                                               -----------------------------

                   ---------------------------------------------------------

       b. An Employee who becomes an Employee after this Plan's Effective Date shall be eligible to participate under this Plan after meeting the following age and service requirements:

             Age Requirement:
             ----------------

             [X]   There is no minimum age requirement under this Plan.

             [ ] An Employee shall be eligible to participate under this Plan after attaining the age of _______.

             Service Requirement:
             --------------------

             [ ]   There is no minimum service requirement under this Plan.

             [X] An Employee shall be eligible to participate under this Plan following the completion of one Year of Service
                                               -----------------------------

                   ---------------------------------------------------------

6. PARTICIPANT ELECTED CONTRIBUTIONS. A Depositing Participant may elect that Participant Elected Contributions be made to this Plan in an amount no greater than ten percent (10 %) of Credited Compensation, and no less than one percent (1%) of Credited Compensation.



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7.     EMPLOYER MATCHING CONTRIBUTIONS. The Employer shall contribute to the
       Trustee Employer Matching Contributions in the amount of N/A percent (N/A%) of each Depositing Participant's Participant Elected Contributions which do not exceed N/A percent (N/A %) of Credited Compensation.

8. VESTING OF EMPLOYER MATCHING CONTRIBUTIONS. The Employer Matching Contributions allocated to the Account of any Participant shall vest as follows for years in which this Plan is not Top-Heavy: N/A

       [ ]    Employer Matching Contributions shall vest immediately.

       [ ] Employer Matching Contributions shall vest according to the following schedule:

              ____ percent after one Year of Credited Service (Vesting)

              ____ percent after two Years of Credited Service (Vesting)

              ____ percent after three Years of Credited Service (Vesting)

              ____ percent after four Years of Credited Service (Vesting)

              ____ percent after five Years of Credited Service (Vesting)

              ____ percent after six Years of Credited Service (Vesting)

              ____ percent after seven Years of Credited Service (Vesting)

       This Plan and Trust is signed this 28th day of June, 1995.



                                        The Standard Products Company
                                        -----------------------------
                                        Employer


                                        By /s/ Thomas J. Steeg
                                          ---------------------------

                   ACCEPTANCE OF EMPLOYER'S INSTRUMENT OF
                  ADOPTION BY THE STANDARD PRODUCTS COMPANY

        The Standard Products Company, by action of its Board of Directors, hereby approves the above-named Employer's adoption, through the above Instrument of Adoption, of The Standard




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Products Company Collectively Bargained Savings and Retirement Plan, to include the adoption of any trust agreement entered into by The Standard Products Company under the terms of the Plan.


                                THE STANDARD PRODUCTS COMPANY



                                By  /s/ Thomas J. Steeg
                                  ----------------------------
                               Title  Corporate Controller
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INSTRUMENT OF ADOPTION FOR STANDARD PRODUCTS COMPANY
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